Exhibit 99.2
KIMBERLY-CLARK CORPORATION
RECAST SELECTED BUSINESS SEGMENT DATA
(Unaudited)

	2017
(Millions of dollars)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
NET SALES
Personal Care	$2,274	$2,284	$2,270	$2,250
Consumer Tissue	1,496	1,518	1,463	1,455
K-C Professional	824	852	832	789
Corporate & Other	9	11	11	10
TOTAL NET SALES	$4,603	$4,665	$4,576	$4,504

OPERATING PROFIT
Personal Care	$490	$482	$474	$487
Consumer Tissue	262	265	245	280
K-C Professional	155	175	166	149
Corporate & Other	(52)	(62)	(68)	(63)
Other (income) and expense, net	27	(8)	3	5
TOTAL OPERATING PROFIT	$828	$868	$814	$848

	Year Ended December 31
	2017	2016	2015	2014
NET SALES
Personal Care	$9,078	$9,046	$9,204	$9,635
Consumer Tissue	5,932	5,967	6,121	6,645
K-C Professional	3,297	3,235	3,310	3,481
Corporate & Other	41	39	47	56
TOTAL NET SALES	$18,348	$18,287	$18,682	$19,817

OPERATING PROFIT
Personal Care	$1,933	$1,884	$1,911	$1,831
Consumer Tissue	1,052	1,136	1,093	1,082
K-C Professional	645	616	604	618
Corporate & Other	(245)	(245)	(357)	(459)
Other (income) and expense, net	27	8	213	453
TOTAL OPERATING PROFIT	$3,358	$3,383	$3,038	$2,619